Exhibit 99.1

Contacts:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

METLIFE ANNOUNCES FIRST QUARTER 2015 RESULTS

NEW YORK, May 6, 2015 – MetLife, Inc. (NYSE: MET) today reported the following results for the first quarter of 2015:

MetLife reported operating earnings* of $1.6 billion, up 5 percent over the first quarter of 2014, and up 10 percent on a constant currency basis*. On a per share basis, operating earnings were $1.44, up 5 percent over the prior year quarter. Operating earnings in the Americas grew 4 percent on a reported basis and 6 percent on a constant currency basis. Operating earnings in Asia decreased 2 percent on a reported basis, but were up 8 percent on a constant currency basis. Operating earnings in Europe, the Middle East and Africa (EMEA) decreased 1 percent on a reported basis, but increased 35 percent on a constant currency basis.

First quarter 2015 operating earnings included the following item:

•	Unfavorable catastrophe experience partially offset by favorable prior year development, which resulted in a decrease in operating earnings of $16 million, or $0.01 per share, after tax

MetLife’s operating return on equity (ROE), excluding accumulated other comprehensive income (AOCI) other than foreign currency translation adjustments (FCTA)*, was 11.7 percent for the first quarter of 2015 and the company’s tangible operating ROE* was 14.4 percent.

On a GAAP basis, MetLife reported first quarter 2015 net income of $2.1 billion, or $1.87 per share. Net income includes $534 million, after tax, in net derivative gains, reflecting the weakening of foreign currencies against the dollar and lower interest rates. MetLife uses derivatives as part of its broader asset-liability management strategy to hedge certain risks, such as movements in interest rates and foreign currencies. This hedging activity often generates derivative gains or losses and creates fluctuations in net income because the risk being hedged may not have the same GAAP accounting treatment.

Premiums, fees & other revenues* were $12.1 billion, essentially unchanged from the first quarter of 2014 (up 4 percent on a constant currency basis).

Book value, excluding AOCI other than FCTA*, was $50.45 per share, up 6 percent from $47.70 per share at March 31, 2014.

“MetLife had a good first quarter,” said Steven A. Kandarian, chairman, president and chief executive officer of MetLife, Inc. “While the continued strengthening of the U.S. dollar impacted reported earnings, our businesses had solid underlying growth. We are pleased with the success of our strategy to grow capital efficient, protection oriented products. For example, accident and health sales outside of the U.S. increased 24 percent and voluntary product sales in the U.S. grew 57 percent.”

FIRST QUARTER 2015 SUMMARY

($ in millions, except per share data)	Three months ended March 31
	2015	2014	Change
Premiums, fees & other revenues	$12,050	$12,031
Total operating revenues	$17,032	$17,116

Operating earnings	$1,638	$1,562	5%
Operating earnings per share	$1.44	$1.37	5%

Net income	$2,128	$1,298
Net income per share	$1.87	$1.14

Book value per share, excluding AOCI other than FCTA	$50.45	$47.70	6%
Book value per share – tangible common stockholders’ equity	$41.32	$37.76	9%
Book value per share	$64.37	$56.65	14%

*	Information regarding the non-GAAP financial measures included in this news release and the reconciliation of the non-GAAP financial measures to GAAP measures is provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this release and/or the First Quarter 2015 Financial Supplement (which is available on the MetLife Investor Relations Web page at www.metlife.com).

BUSINESS DISCUSSIONS

All comparisons of the results for the first quarter of 2015 in the business discussions that follow are with the first quarter of 2014, unless otherwise noted.

THE AMERICAS

Total operating earnings for the Americas were $1.4 billion, up 4 percent (6 percent on a constant currency basis), driven by underwriting and business growth. Operating return on allocated equity* was 14.1 percent for the first quarter and operating return on allocated tangible equity* was 15.9 percent. Premiums, fees & other revenues for the Americas were $9.2 billion, up 3 percent, and excluding pension closeouts, up 2 percent.

Retail

Operating earnings for Retail were $653 million, up 3 percent, driven by separate account performance. Premiums, fees & other revenues for Retail were $3.2 billion, up 1 percent, due to an increase in life and disability sales.

Group, Voluntary & Worksite Benefits

Operating earnings for Group, Voluntary & Worksite Benefits were $228 million, up 20 percent, driven by favorable underwriting. Premiums, fees & other revenues for Group, Voluntary & Worksite Benefits were $4.4 billion, up 3 percent, due to higher sales and persistency.

Corporate Benefit Funding

Operating earnings for Corporate Benefit Funding were $369 million, up 9 percent, due to favorable underwriting and business growth. Premiums, fees & other revenues for Corporate Benefit Funding were $543 million, up 27 percent, due to pension closeouts and structured settlements.

Latin America

Operating earnings for Latin America were $131 million, down 17 percent and down 3 percent on a constant currency basis, as business growth and underwriting improvement were offset by lower inflation, higher taxes and U.S. Direct expenses. Premiums, fees & other revenues in Latin America were $1.0 billion, essentially unchanged from the prior year quarter, but up 13 percent on a constant currency basis. Total sales for the region increased 11 percent on a constant currency basis, driven by Brazil, Mexico and U.S. Direct.

ASIA

Operating earnings for Asia were $327 million, down 2 percent, but up 8 percent on a constant currency basis, driven by business growth. Operating return on allocated equity was 11.4 percent for the first quarter and operating return on allocated tangible equity was 19.6 percent. Premiums, fees & other revenues in Asia were $2.2 billion, down 6 percent on a reported basis, but up 6 percent on a constant currency basis, driven by business growth and solid persistency in all core markets. Total sales for the region increased 4 percent on a constant currency basis, driven by a 32 percent increase in accident and health sales in Japan, partially offset by a decline in retirement product sales across the region.

EMEA

Operating earnings for EMEA were $70 million, down 1 percent, but up 35 percent on a constant currency basis, driven by business growth, favorable underwriting and lower expenses. Operating return on allocated equity was 8.4 percent for the first quarter and operating return on allocated tangible equity was 15.4 percent. Premiums, fees & other revenues were $620 million, down 14 percent, but up 2 percent on a constant currency basis. Total sales for the region increased 14 percent on a constant currency basis, due to strong growth in employee benefit and accident and health sales.

INVESTMENTS

Net investment income was $5.0 billion, down 2 percent. Variable investment income was $371 million ($241 million, after tax and deferred acquisition costs (DAC)), compared with $429 million ($274 million, after tax and DAC) in the first quarter of 2014.

Changes in foreign currencies and long-term interest rates contributed to derivative net gains of $394 million, after tax and other adjustments. Derivative net gains in the first quarter of 2014 were $78 million, after tax and other adjustments.

CORPORATE & OTHER

Corporate & Other reported an operating loss of $140 million, compared to an operating loss of $166 million in the first quarter of 2014.

Conference Call

MetLife will hold its first quarter 2015 earnings conference call and audio webcast on Thursday, May 7, 2015, from 8-9 a.m. EDT. The conference call will be available live via telephone and the Internet. To listen via telephone, dial 800-230-1074 (U.S.) or 612-234-9959 (outside the U.S.). To listen to the conference call via the Internet, visit www.metlife.com through a link on the Investor Relations page. Those who want to listen to the call via telephone or the Internet should dial in or go to the website at least 15 minutes prior to the call to register, and/or download and install any necessary audio software.

The conference call will be available for replay via telephone and the Internet beginning at 10 a.m. EDT on Thursday, May 7, 2015, until Thursday, May 14, 2015, at 11:59 p.m. EDT. To listen to a replay of the conference call via telephone, dial 800-475-6701 (U.S.) or 320-365-3844 (outside the U.S.). The access code for the replay is 344932. To access the replay of the conference call over the Internet, visit the above-mentioned website.

A brief video of CFO John Hele discussing First Quarter 2015 results can be viewed by visiting the Investor Relations page of www.metlife.com.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the largest life insurance companies in the world. Founded in 1868, MetLife is a global provider of life insurance, annuities, employee benefits and asset management. Serving approximately 100 million customers, MetLife has operations in nearly 50 countries and holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

Non-GAAP and Other Financial Disclosures

Any references in this news release (except in this section and in the tables that accompany this release) to net income (loss), net income (loss) per share, operating earnings, operating earnings per share, book value per share, book value per share, excluding AOCI, other than FCTA, book value per share-tangible common stockholders’ equity, premiums, fees and other revenues, operating return on equity, excluding AOCI, other than FCTA, and tangible operating return on equity should be read as net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, book value per common share, book value per common share, excluding AOCI, other than

FCTA, book value per common share-tangible common stockholders’ equity, premiums, fees and other revenues (operating), operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, and operating return on MetLife, Inc.’s tangible common stockholders’ equity, respectively.

Operating earnings is the measure of segment profit or loss that MetLife uses to evaluate segment performance and allocate resources. Consistent with accounting principles generally accepted in the United States of America (GAAP) accounting guidance for segment reporting, operating earnings is MetLife’s measure of segment performance. Operating earnings is also a measure by which MetLife senior management’s and many other employees’ performance is evaluated for the purposes of determining their compensation under applicable compensation plans.

Operating earnings is defined as operating revenues less operating expenses, both net of income tax. Operating earnings available to common shareholders is defined as operating earnings less preferred stock dividends.

Operating revenues and operating expenses exclude results of discontinued operations and other businesses that have been or will be sold or exited by MetLife and are referred to as divested businesses. Operating revenues also excludes net investment gains (losses) (NIGL) and net derivative gains (losses) (NDGL). Operating expenses also excludes goodwill impairments.

The following additional adjustments are made to GAAP revenues, in the line items indicated, in calculating operating revenues:

•	Universal life and investment-type product policy fees excludes the amortization of unearned revenue related to NIGL and NDGL and certain variable annuity guaranteed minimum income benefits (GMIB) fees (GMIB fees);

•	Net investment income: (i) includes amounts for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments but do not qualify for hedge accounting treatment, (ii) includes income from discontinued real estate operations, (iii) excludes post-tax operating earnings adjustments relating to insurance joint ventures accounted for under the equity method, (iv) excludes certain amounts related to contractholder-directed unit-linked investments, and (v) excludes certain amounts related to securitization entities that are variable interest entities (VIEs) consolidated under GAAP; and

•	Other revenues are adjusted for settlements of foreign currency earnings hedges.

The following additional adjustments are made to GAAP expenses, in the line items indicated, in calculating operating expenses:

•	Policyholder benefits and claims and policyholder dividends excludes: (i) changes in the policyholder dividend obligation related to NIGL and NDGL, (ii) inflation-indexed benefit adjustments associated with contracts backed by inflation-indexed investments and amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets and other pass through adjustments, (iii) benefits and hedging costs related to GMIBs (GMIB costs), and (iv) market value adjustments associated with surrenders or terminations of contracts (Market value adjustments);

•	Interest credited to policyholder account balances includes adjustments for scheduled periodic settlement payments and amortization of premium on derivatives that are hedges of policyholder account balances but do not qualify for hedge accounting treatment and excludes amounts related to net investment income earned on contractholder-directed unit-linked investments;

•	Amortization of DAC and value of business acquired (VOBA) excludes amounts related to: (i) NIGL and NDGL, (ii) GMIB fees and GMIB costs and (iii) Market value adjustments;

•	Amortization of negative VOBA excludes amounts related to Market value adjustments;

•	Interest expense on debt excludes certain amounts related to securitization entities that are VIEs consolidated under GAAP; and

•	Other expenses excludes costs related to: (i) noncontrolling interests, (ii) implementation of new insurance regulatory requirements, and (iii) acquisition and integration costs.

Operating earnings also excludes the recognition of certain contingent assets and liabilities that could not be recognized at acquisition or adjusted for during the measurement period under GAAP business combination accounting guidance. In addition to the tax impact of the adjustments mentioned above, provision for income tax (expense) benefit also includes the impact related to the timing of certain tax credits, as well as certain tax reforms.

MetLife, Inc.’s tangible common stockholders’ equity is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI and is also reduced by the impact of goodwill, value of distribution agreements (VODA) and value of customer relationships acquired (VOCRA), all net of income tax. MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, is defined as MetLife, Inc.’s common stockholders’ equity, excluding the net unrealized investment gains (losses) and defined benefit plans adjustment components of AOCI, net of income tax.

MetLife believes the presentation of operating earnings and operating earnings available to common shareholders as MetLife measures it for management purposes enhances the understanding of the company’s performance by highlighting the results of operations and the underlying profitability drivers of the business. Operating revenues, operating expenses, operating earnings, operating earnings available to common shareholders, operating earnings available to common shareholders per diluted common share, investment portfolio gains (losses) and derivative gains (losses) should not be viewed as substitutes for the following financial measures calculated in accordance with GAAP: GAAP revenues, GAAP expenses, income (loss) from continuing operations, net of income tax, net income (loss) available to MetLife, Inc.’s common shareholders, net income (loss) available to MetLife, Inc.’s common shareholders per diluted common share, net investment gains (losses) and net derivative gains (losses), respectively. MetLife, Inc.’s tangible common stockholders’ equity and MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, should not be viewed as substitutes for total MetLife, Inc.’s stockholders’ equity calculated in accordance with GAAP. Reconciliations of these measures to the most directly comparable GAAP measures are included in the First Quarter 2015 Financial Supplement and/or in the tables that accompany this earnings news release.

Operating return on MetLife, Inc.’s tangible common stockholders’ equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

Operating return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA is defined as operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI, other than FCTA.

Operating return on MetLife, Inc.’s common stockholders’ equity is defined as operating earnings available to common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

Return on MetLife, Inc.’s tangible common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding goodwill impairment and amortization of VODA and VOCRA, net of income tax, divided by MetLife, Inc.’s average tangible common stockholders’ equity.

Return on MetLife, Inc.’s common stockholders’ equity, excluding AOCI, other than FCTA, is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity, excluding AOCI, other than FCTA.

Return on MetLife, Inc.’s common stockholders’ equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by MetLife, Inc.’s average common stockholders’ equity.

Allocated equity is defined as the portion of MetLife, Inc.’s common stockholders’ equity that management allocates to each of its segments and sub-segments based on local capital requirements and economic capital. Economic capital is an internally developed risk capital model, the purpose of which is to measure the risk in the business and to provide a basis upon which capital is deployed. Allocated equity excludes the impact of AOCI, other than FCTA.

Operating return on allocated equity is defined as operating earnings available to common shareholders divided by allocated equity.

Operating return on allocated tangible equity is defined as operating earnings available to common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

Return on allocated equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders divided by allocated equity.

Return on allocated tangible equity is defined as net income (loss) available to MetLife, Inc.’s common shareholders, excluding amortization of VODA and VOCRA, net of income tax, divided by allocated tangible equity.

We sometimes refer to sales activity for various products. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity. Statistical sales information for life insurance is calculated by MetLife using the LIMRA definition of sales for core direct sales, excluding company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life insurance. Individual annuities sales consists of statutory premiums direct and assumed, excluding company sponsored internal exchanges. Statistical sales information for Latin America, Asia and EMEA is calculated using 10% of single-premium deposits (mainly from retirement products such as variable annuity, fixed annuity and pensions), 20% of single-premium deposits from credit insurance and 100% of annualized full-year premiums and fees from recurring-premium policy sales of all products (mainly from risk and protection products such as individual life, accident and health and group).

All comparisons on a constant currency basis reflect the impact of changes in foreign currency exchange rates and are calculated using the average foreign currency exchange rates for the current period and are applied to each of the comparable periods.

Operating expense ratio is calculated by dividing operating expenses (other expenses, net of capitalization of DAC) by operating premiums, fees and other revenues.

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These factors include: (1) difficult conditions in the global capital markets; (2) increased volatility and disruption of the capital and credit markets, which may affect our ability to meet liquidity needs and access capital, including through our credit facilities, generate fee income and market-related revenue and finance statutory reserve requirements and may require us to pledge collateral or make payments related to declines in value of specified assets, including assets supporting risks ceded to certain of our captive reinsurers or hedging arrangements associated with those risks; (3) exposure to financial and capital market risks, including as a result of the disruption in Europe and possible withdrawal of one or more countries from the Euro zone; (4) impact of comprehensive financial services regulation reform on us, as a non-bank systemically important financial institution, or otherwise; (5) numerous rulemaking initiatives required or permitted by the Dodd-Frank Wall Street

Reform and Consumer Protection Act which may impact how we conduct our business, including those compelling the liquidation of certain financial institutions; (6) regulatory, legislative or tax changes relating to our insurance, international, or other operations that may affect the cost of, or demand for, our products or services, or increase the cost or administrative burdens of providing benefits to employees; (7) adverse results or other consequences from litigation, arbitration or regulatory investigations; (8) potential liquidity and other risks resulting from our participation in a securities lending program and other transactions; (9) investment losses and defaults, and changes to investment valuations; (10) changes in assumptions related to investment valuations, deferred policy acquisition costs, deferred sales inducements, value of business acquired or goodwill; (11) impairments of goodwill and realized losses or market value impairments to illiquid assets; (12) defaults on our mortgage loans; (13) the defaults or deteriorating credit of other financial institutions that could adversely affect us; (14) economic, political, legal, currency and other risks relating to our international operations, including with respect to fluctuations of exchange rates; (15) downgrades in our claims paying ability, financial strength or credit ratings; (16) a deterioration in the experience of the “closed block” established in connection with the reorganization of Metropolitan Life Insurance Company; (17) availability and effectiveness of reinsurance or indemnification arrangements, as well as any default or failure of counterparties to perform; (18) differences between actual claims experience and underwriting and reserving assumptions; (19) ineffectiveness of risk management policies and procedures; (20) catastrophe losses; (21) increasing cost and limited market capacity for statutory life insurance reserve financings; (22) heightened competition, including with respect to pricing, entry of new competitors, consolidation of distributors, the development of new products by new and existing competitors, and for personnel; (23) exposure to losses related to variable annuity guarantee benefits, including from significant and sustained downturns or extreme volatility in equity markets, reduced interest rates, unanticipated policyholder behavior, mortality or longevity, and the adjustment for nonperformance risk; (24) our ability to address difficulties, unforeseen liabilities, asset impairments, or rating agency actions arising from business acquisitions, including our acquisition of American Life Insurance Company and Delaware American Life Insurance Company, and integrating and managing the growth of such acquired businesses, or arising from dispositions of businesses or legal entity reorganizations; (25) regulatory and other restrictions affecting MetLife, Inc.’s ability to pay dividends and repurchase common stock; (26) MetLife, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (27) the possibility that MetLife, Inc.’s Board of Directors may influence the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; (28) changes in accounting standards, practices and/or policies; (29) increased expenses relating to pension and postretirement benefit plans, as well as health care and other employee benefits; (30) inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (31) inability to attract and retain sales representatives; (32) provisions of laws and our incorporation documents may delay, deter or prevent takeovers and corporate combinations involving MetLife; (33) the effects of business disruption or economic contraction due to disasters such as terrorist attacks, cyberattacks, other hostilities, or natural catastrophes, including any related impact on the value of our investment portfolio, our disaster recovery systems, cyber- or other information security systems and management continuity planning; (34) the effectiveness of our programs and practices in avoiding giving our associates incentives to take excessive risks; and (35) other risks and uncertainties described from time to time in MetLife, Inc.’s filings with the SEC.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

MetLife, Inc.

Consolidated Statements of Operating Earnings Available to Common Shareholders

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
	(In millions)
OPERATING REVENUES
Premiums	$9,253	$9,217
Universal life and investment-type product policy fees	2,294	2,323
Net investment income	4,982	5,085
Other revenues	503	491

Total operating revenues	17,032	17,116

OPERATING EXPENSES
Policyholder benefits and claims and policyholder dividends	9,447	9,373
Interest credited to policyholder account balances	1,331	1,401
Capitalization of DAC	(968)	(1,046)
Amortization of DAC and VOBA	953	1,050
Amortization of negative VOBA	(90)	(103)
Interest expense on debt	297	294
Other expenses	3,800	3,951

Total operating expenses	14,770	14,920

Operating earnings before provision for income tax	2,262	2,196
Provision for income tax expense (benefit)	594	604

Operating earnings	1,668	1,592
Preferred stock dividends	30	30

OPERATING EARNINGS AVAILABLE TO COMMON SHAREHOLDERS	$1,638	$1,562

Reconciliation to Net Income (Loss) and Financial Statement Line Item Adjustments from GAAP
Operating earnings	$1,668	$1,592
Adjustments from operating earnings to income (loss) from continuing operations, net of income tax:
Net investment gains (losses) (1)	286	(411)
Net derivative gains (losses)	821	343
Premiums	—	2
Universal life and investment-type product policy fees	100	98
Net investment income	479	(50)
Other revenues	(8)	(13)
Policyholder benefits and claims and policyholder dividends	(149)	(254)
Interest credited to policyholder account balances	(664)	(68)
Capitalization of DAC	—	—
Amortization of DAC and VOBA	(72)	(8)
Amortization of negative VOBA	10	12
Interest expense on debt	(1)	(18)
Other expenses	(5)	(3)
Goodwill impairment	—	—
Provision for income tax (expense) benefit	(302)	120

Income (loss) from continuing operations, net of income tax	2,163	1,342
Income (loss) from discontinued operations, net of income tax	—	(3)

Net income (loss)	2,163	1,339
Less: Net income (loss) attributable to noncontrolling interests	5	11

Net income (loss) attributable to MetLife, Inc.	2,158	1,328
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,128	$1,298

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	For the Three Months Ended March 31,
	2015		2014
	Earnings Per Weighted Average Common Shares Diluted		Earnings Per Weighted Average Common Shares Diluted
	(In millions, except per share data)
Reconciliation to Net Income (Loss) Available to MetLife, Inc.’s Common Shareholders
Operating earnings available to common shareholders	$1,638	$1.44	$1,562	$1.37

Adjustments from operating earnings available to common shareholders to net income (loss) available to MetLife, Inc.’s common shareholders:
Add: Net investment gains (losses) (1)	286	0.25	(411)	(0.36)
Add: Net derivative gains (losses)	821	0.72	343	0.30
Add: Goodwill impairment	—	—	—	—
Add: Other adjustments to continuing operations	(310)	(0.27)	(302)	(0.27)
Add: Provision for income tax (expense) benefit	(302)	(0.27)	120	0.11
Add: Income (loss) from discontinued operations, net of income tax	—	—	(3)	—
Less: Net income (loss) attributable to noncontrolling interests	5	—	11	0.01

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,128	$1.87	$1,298	$1.14

Weighted average common shares outstanding - diluted		1,135.8		1,140.5

	For the Three Months Ended March 31,
	2015	2014
	(In millions)
Reconciliation to GAAP Premiums, Fees and Other Revenues
Total operating premiums, fees and other revenues	$12,050	$12,031
Add: Adjustments to premiums, fees and other revenues	92	87

Total premiums, fees and other revenues	$12,142	$12,118

Reconciliation to GAAP Revenues and GAAP Expenses
Total operating revenues	$17,032	$17,116
Add: Net investment gains (losses) (1)	286	(411)
Add: Net derivative gains (losses)	821	343
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	4	3
Add: Other adjustments to revenues	567	34

Total revenues	$18,710	$17,085

Total operating expenses	$14,770	$14,920
Add: Adjustments related to net investment gains (losses) and net derivative gains (losses)	95	1
Add: Goodwill impairment	—	—
Add: Other adjustments to expenses	786	338

Total expenses	$15,651	$15,259

See footnotes on last page.

MetLife, Inc.

(Unaudited)

	March 31,
Book Value (2)	2015	2014
Book value per common share	$64.37	$56.65
Less: Net unrealized investment gains (losses), net of income tax	15.94	10.39
Less: Defined benefit plans adjustment, net of income tax	(2.02)	(1.44)

Book value per common share, excluding AOCI other than FCTA	$50.45	$47.70
Less: Goodwill, net of income tax	8.61	9.20
Less: VODA and VOCRA, net of income tax	0.52	0.74

Book value per common share - tangible common stockholders’ equity (excludes AOCI other than FCTA)	$41.32	$37.76

Common shares outstanding, end of period (in millions)	1,114.3	1,124.8

	For the Three Months Ended March 31,
Return on Equity (3)	2015	2014
Operating return on MetLife, Inc.’s:
Common stockholders’ equity	9.2%	10.1%
Common stockholders’ equity, excluding AOCI other than FCTA	11.7%	11.7%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	14.4%	15.0%

Return on MetLife, Inc.’s:
Common stockholders’ equity	12.0%	8.4%
Common stockholders’ equity, excluding AOCI other than FCTA	15.2%	9.8%
Tangible common stockholders’ equity (excludes AOCI other than FCTA)	18.7%	12.5%

Operating Return on Allocated Equity:
Americas	14.1%	14.2%
Asia	11.4%	11.4%
EMEA	8.4%	8.2%

Operating Return on Allocated Tangible Equity:
Americas	15.9%	16.1%
Asia	19.6%	19.7%
EMEA	15.4%	15.7%

Return on Allocated Equity:
Americas	18.0%	10.5%
Asia	12.1%	14.5%
EMEA	7.8%	9.9%

Return on Allocated Tangible Equity:
Americas	20.2%	12.0%
Asia	20.8%	25.0%
EMEA	14.4%	18.9%

See footnotes on last page.

MetLife, Inc.

Reconciliations to Net Income (Loss) Available to Common Shareholders

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
	(In millions)
Total Americas Operations:
Operating earnings available to common shareholders	$1,381	$1,324
Add: Net investment gains (losses) (1)	274	(517)
Add: Net derivative gains (losses)	577	286
Add: Other adjustments to continuing operations	(268)	(275)
Add: Provision for income tax (expense) benefit	(205)	169
Add: Income (loss) from discontinued operations, net of income tax	—	(3)
Less: Net income (loss) attributable to noncontrolling interests	3	5

Net income (loss) available to MetLife, Inc.’s common shareholders	$1,756	$979

Retail:
Operating earnings available to common shareholders	$653	$636
Add: Net investment gains (losses)	68	6
Add: Net derivative gains (losses)	313	71
Add: Other adjustments to continuing operations	(192)	(147)
Add: Provision for income tax (expense) benefit	(66)	25
Add: Income (loss) from discontinued operations, net of income tax	—	(2)

Net income (loss) available to MetLife, Inc.’s common shareholders	$776	$589

Group, Voluntary & Worksite Benefits:
Operating earnings available to common shareholders	$228	$190
Add: Net investment gains (losses)	3	(11)
Add: Net derivative gains (losses)	205	116
Add: Other adjustments to continuing operations	(42)	(39)
Add: Provision for income tax (expense) benefit	(58)	(23)

Net income (loss) available to MetLife, Inc.’s common shareholders	$336	$233

Corporate Benefit Funding:
Operating earnings available to common shareholders	$369	$340
Add: Net investment gains (losses) (1)	205	(541)
Add: Net derivative gains (losses)	80	103
Add: Other adjustments to continuing operations	(39)	(2)
Add: Provision for income tax (expense) benefit	(86)	148
Add: Income (loss) from discontinued operations, net of income tax	—	(1)

Net income (loss) available to MetLife, Inc.’s common shareholders	$529	$47

Latin America:
Operating earnings available to common shareholders	$131	$158
Add: Net investment gains (losses)	(2)	29
Add: Net derivative gains (losses)	(21)	(4)
Add: Other adjustments to continuing operations	5	(87)
Add: Provision for income tax (expense) benefit	5	19
Less: Net income (loss) attributable to noncontrolling interests	3	5

Net income (loss) available to MetLife, Inc.’s common shareholders	$115	$110

Asia:
Operating earnings available to common shareholders	$327	$333
Add: Net investment gains (losses)	68	157
Add: Net derivative gains (losses)	18	(7)
Add: Other adjustments to continuing operations	(55)	(12)
Add: Provision for income tax (expense) benefit	(10)	(41)
Less: Net income (loss) attributable to noncontrolling interests	—	6

Net income (loss) available to MetLife, Inc.’s common shareholders	$348	$424

EMEA:
Operating earnings available to common shareholders	$70	$71
Add: Net investment gains (losses)	3	(9)
Add: Net derivative gains (losses)	1	38
Add: Other adjustments to continuing operations	19	(1)
Add: Provision for income tax (expense) benefit	(26)	(13)
Less: Net income (loss) attributable to noncontrolling interests	2	—

Net income (loss) available to MetLife, Inc.’s common shareholders	$65	$86

Corporate & Other:
Operating earnings available to common shareholders	$(140)	$(166)
Add: Net investment gains (losses)	(59)	(42)
Add: Net derivative gains (losses)	225	26
Add: Other adjustments to continuing operations	(6)	(14)
Add: Provision for income tax (expense) benefit	(61)	5

Net income (loss) available to MetLife, Inc.’s common shareholders	$(41)	$(191)

See footnotes on last page.

MetLife, Inc.

GAAP Interim Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2015	2014
	(In millions)
Revenues
Premiums	$9,253	$9,219
Universal life and investment-type product policy fees	2,394	2,421
Net investment income	5,461	5,035
Other revenues	495	478
Net investment gains (losses):
Other-than-temporary impairments on fixed maturity securities	(8)	(14)
Other-than-temporary impairments on fixed maturity securities transferred to other comprehensive income (loss)	(10)	4
Other net investment gains (losses) (1)	304	(401)

Total net investment gains (losses)	286	(411)
Net derivative gains (losses)	821	343

Total revenues	18,710	17,085

Expenses
Policyholder benefits and claims	9,257	9,324
Interest credited to policyholder account balances	1,995	1,469
Policyholder dividends	339	303
Other expenses	4,060	4,163

Total expenses	15,651	15,259

Income (loss) from continuing operations before provision for income tax	3,059	1,826
Provision for income tax expense (benefit)	896	484

Income (loss) from continuing operations, net of income tax	2,163	1,342
Income (loss) from discontinued operations, net of income tax	—	(3)

Net income (loss)	2,163	1,339
Less: Net income (loss) attributable to noncontrolling interests	5	11

Net income (loss) attributable to MetLife, Inc.	2,158	1,328
Less: Preferred stock dividends	30	30

Net income (loss) available to MetLife, Inc.’s common shareholders	$2,128	$1,298

(1)	The three months ended March 31, 2014 includes a pre-tax net investment loss of $495 million related to the sale of MetLife, Inc.’s wholly-owned subsidiary, MetLife Assurance Limited.
(2)	Book value excludes $2,043 million of equity related to preferred stock.
(3)	Annualized using quarter-to-date results.